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                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 17, 1999 relating to the financial statements of Brooks Automation, Inc., which appears in Brooks Automation, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the incorporation by reference of our report dated December 29, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Boston, Massachusetts
JULY 5, 2000